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                                                                    EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-69322, 33-71450, 33-52168, 33-89072, 333-02115,
333-10349, 333-30279, 333-30281, 333-16531, 333-16015, 333-45079, 333-45095, and
333-45083) and in the Prospectuses constituting part of the Registration Statements on Form S-3 (Nos. 33-63810, 33-71510, 33-87514, 33-77964, 33-87516,
33-58719, 333-10455, 333-10459, 333-20911, 333-45127, and 333-45067) of
WorldCom, Inc. of our report dated April 9, 1998, relating to the consolidated financial statements of MCI Communications Corporation for the year ended December 31, 1997, which report appears on page F-24 of this Form 8K/A-3.



/s/ PRICE WATERHOUSE LLP
PRICE WATERHOUSE LLP
May 28, 1998
Washington, D.C.